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                                    EXHIBIT B

      Pursuant to Rule 13d-1(k)(1)(iii) of Regulation D of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached
      Schedule 13D is, and any future amendments thereto may be, filed on behalf of each of us.

      Dated:               January 21, 2000

      CITIBANK (LUXEMBOURG) S.A.

      By:    /s/ Jean-Claude Lecoq
            ---------------------------------
      Name:  Jean-Claude Lecoq
      Title:  Financial Controller



      CITICORP BANKING CORPORATION

      By:    /s/ William H. Wolf
            ---------------------------------
      Name:  William H. Wolf
      Title:  Senior Vice President



      CITICORP

      By:    /s/ Joan Caridi
            ---------------------------------
      Name:  Joan Caridi
      Title:  Assistant Secretary



      CITIGROUP HOLDINGS COMPANY

      By:    /s/ Kenneth Cohen
            ---------------------------------
      Name:  Kenneth Cohen
      Title:  Assistant Secretary



      CITIGROUP INC.

      By:    /s/ Joan Caridi
            ---------------------------------
      Name:  Joan Caridi
      Title:  Assistant Secretary

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